Exhibit 99.3

Justin Chow & Co. Solicitors LLP

周廷勳律師行有限法律責任合夥

5A, Chung Hing Commercial Building,

62-63 Connaught Road Central,

Central, Hong Kong

justin.chow@jchow.hk

Tel (852) 3105 3165 Fax (852) 3188 2959

Date: 20 May 2021

AMTD Digital Inc.

25/F, Nexxus Building

41 Connaught Road Central

Hong Kong

Dear Sir or Madam,

We are qualified lawyers of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and as such are qualified to issue this opinion on the laws and regulations of Hong Kong effective as of the date hereof.

We were engaged (the “Engagement”) as Hong Kong counsel to AMTD Digital Inc. (the “Company”), a company incorporated under the laws of the Cayman Islands, and its subsidiaries established in Hong Kong in connection with (a) the proposed initial public offering (the “Offering”) of certain number of American depositary shares (the “Offered ADSs’’), each Offered ADS representing certain number of Class A ordinary shares, par value of US$0.0001 per share, of the Company, by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (b) the Company’s proposed listing of the Offered ADSs on the Nasdaq Global Market/New York Stock Exchange.

A. Assumptions

In rendering this opinion, we have assumed without independent investigation that (the “Assumptions’’):

(i)

all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all documents (the “Documents”) submitted to us in relation to the Engagement as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the originals;

(ii)

each of the parties to the Documents, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its/her/his obligations under such documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

(iii)

the Documents remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this legal opinion; and

Partners Chow Justin Ting Fun (周廷勳), Lee Steven K (李凱峰)
Consultants Ngai Wan Chi Joyce (魏韵芝), Donnet Federico

Justin Chow & Co. Solicitors LLP

周廷勳律師行有限法律責任合夥

5A, Chung Hing Commercial Building,

62-63 Connaught Road Central,

Central, Hong Kong

justin.chow@jchow.hk

Tel (852) 3105 3165 Fax (852) 3188 2959

(iv)	the laws of jurisdictions other than Hong Kong which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with.

B. Opinions

Subject to the Assumptions and the Qualifications, we are of the opinion that:

(i)

the description of the matters in relation to Hong Kong laws as set forth in the Registration Statement, including but not limited to the sections headed “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities”, “Corporate History and Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operation”, “Business”, “Regulation”, “Management”, and “Related Party Transactions” in so far as such descriptions purport to summarise the applicable provisions of Hong Kong laws, and for the section headed “Corporate History and Structure”, in so far as descriptions therein purport to summarise applicable provisions of Hong Kong laws or terms and provisions of documents or agreements governed by Hong Kong laws, accurately summarise in all material respects the relevant legal or regulatory or other matters referred to therein as at the date hereof; and

(ii)	the statements set forth in the Registration Statement under the caption “Taxation—Hong Kong Taxation” are true and accurate in all material respects and that such statements constitute our opinions.

C. Qualifications

Our opinion expressed above is subject to the following qualifications (“Qualifications”):

(i)

our opinion is limited to the laws of Hong Kong of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than Hong Kong;

(ii)

the laws of Hong Kong referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect;

Partners Chow Justin Ting Fun (周廷勳), Lee Steven K (李凱峰)
Consultants Ngai Wan Chi Joyce (魏韵芝), Donnet Federico

Justin Chow & Co. Solicitors LLP

周廷勳律師行有限法律責任合夥

5A, Chung Hing Commercial Building,

62-63 Connaught Road Central,

Central, Hong Kong

justin.chow@jchow.hk

Tel (852) 3105 3165 Fax (852) 3188 2959

(iii)

our opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent Hong Kong legislative, administrative or judicial bodies in exercising their authority in Hong Kong;

(iv)

this opinion is issued based on our understanding of the laws of Hong Kong. For matters not explicitly provided under the laws of Hong Kong, the interpretation, implementation and application of the specific requirements under the laws of Hong Kong are subject to the final discretion of competent Hong Kong legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will ultimately take a view that is not contrary to our opinion stated above;

(v)

we may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and public searches carried in Hong Kong;

(vi)	this opinion is intended to be used in the context which is specifically referred to herein; and

(vii)

as used in this opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the solicitors of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Justin Chow & Co., Solicitors LLP
Justin Chow & Co., Solicitors LLP

Partners Chow Justin Ting Fun (周廷勳), Lee Steven K (李凱峰)
Consultants Ngai Wan Chi Joyce (魏韵芝), Donnet Federico